UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Bioanalytical Systems, Inc.

(Name of Registrant as Specified In Its Charter)

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February 4, 2019

Dear Bioanalytical Systems, Inc. Shareholders:

You are invited to attend the Annual Meeting of Shareholders of Bioanalytical Systems, Inc. (“BASi” or the “Company”) to be held Wednesday, March 20, 2019 at 10:00 a.m. (ET) at BASi headquarters located at 2701 Kent Avenue, West Lafayette, Indiana, 47906 for the following purposes:

(1)	to elect two Class I directors of BASi to serve for a term expiring at the Annual Meeting of Shareholders to be held in 2022 and until their respective successors are duly elected and qualified;
(2)	to consider and act on a proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accountants for fiscal 2019;
(3)	to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;
(4)	to hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and
(5)	to transact such other business as may properly be brought before the meeting.

Details regarding the above matters can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

We hope you are able to attend the Annual Meeting personally and we look forward to meeting with you. Whether or not you currently plan to attend, please complete, date and return the proxy card in the enclosed envelope. You may also vote via telephone or the Internet with the instructions provided on the proxy card. The vote of each shareholder is very important. You may revoke your proxy at any time before it is exercised by giving written notice to the Corporate Secretary of BASi, by delivering a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

On behalf of the Board of Directors and management of BASi, I sincerely thank you for your support.

Sincerely,

Robert Leasure, Jr.
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE: March 20, 2019

TIME: 10:00 a.m. (ET)

PLACE: Bioanalytical Systems, Inc. Headquarters

2701 Kent Avenue

West Lafayette, IN 47906

MATTERS TO BE VOTED UPON:

1.	The election of two Class I directors of BASi to serve until the annual meeting of shareholders in 2022 and until their successors are elected and qualified.

2.	The ratification of the appointment of RSM US LLP as the Company’s independent registered public accountants for fiscal 2019.

3.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

4.	The approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the named executive officers.

5.	Such other business as may properly be brought before the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THE PROXY STATEMENT, FOR THE RATIFICATION OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2019, FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AND FOR THE APPROVAL, ON AN ADVISORY BASIS, OF HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS EVERY THIRD YEAR.

Holders of BASi common shares of record at the close of business on January 28, 2019 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Jill C. Blumhoff
Chief Financial Officer, Vice President of Finance, Secretary

YOUR VOTE IS IMPORTANT. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY. A POSTAGE-PAID RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE. YOU MAY ALSO VOTE VIA TELEPHONE OR THE INTERNET WITH THE INSTRUCTIONS PROVIDED ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on March 20, 2019: This Notice of Annual Meeting and Proxy Statement and our Fiscal 2018 Annual Report on Form 10-K are available in the “Investors” section of our website at www.basinc.com.

BIOANALYTICAL SYSTEMS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MARCH 20, 2019

GENERAL

This proxy statement is furnished by Bioanalytical Systems, Inc. (“BASi”, the “Company”, “we”, “us” or “our”) in connection with the solicitation by the Board of Directors of BASi of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (ET) on Wednesday, March 20, 2019, and at any adjournment thereof. The meeting will be held at the principal executive offices of BASi, 2701 Kent Avenue, West Lafayette, Indiana 47906. This proxy statement and the accompanying form of proxy will be first mailed to shareholders on or about February 4, 2019.

A shareholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by delivering written notice to the Secretary of BASi, by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The signing of a proxy does not preclude a shareholder from attending the Annual Meeting in person. All proxies returned prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted FOR the election of the nominees for directors named below, FOR the ratification of RSM US LLP as the Company’s independent registered public accountants for fiscal 2019, FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, FOR the approval, on an advisory basis, of holding future advisory votes on the compensation of the named executive officers [every third year], and in accordance with the recommendation of the Board of Directors on any other matter that is properly brought before the meeting.

 As of the close of business on January 28, 2019, the record date for the Annual Meeting, there were 10,279,892 common shares of BASi outstanding. Each outstanding common share owned as of January 28, 2019 entitles its holder to one vote. BASi has no other voting securities outstanding. Shareholders do not have cumulative voting rights.

A copy of BASi’s Annual Report on Form 10-K, including audited financial statements and a description of operations for the fiscal year ended September 30, 2018, accompanies this proxy statement. Each shareholder will receive a proxy statement whether or not sharing an address with another shareholder. The solicitation of proxies is being made by BASi and all expenses in connection with the solicitation of proxies will be borne by BASi. BASi expects to solicit proxies primarily by mail, but directors, officers and other employees of BASi may also solicit proxies in person or by telephone. BASi will pay any costs so incurred, but the directors, officers and other employees involved in such solicitations will not receive any additional compensation for such actions.

HOW TO VOTE YOUR SHARES

We are pleased to offer you four options for voting your shares:

(1)	You may vote via the Internet by following the instructions provided on the proxy card;

(2)	You may vote via telephone by following the instructions provided on the proxy card;

(3)	You may attend the Annual Meeting and cast your vote in person; or

(4)	You may complete, sign, date and return the proxy card by mail or hand delivery.

We encourage you to register your vote via the Internet, via telephone or by returning the enclosed proxy card. If you attend the meeting, you may also submit your vote in person and any votes that you previously submitted — whether via the Internet, by phone, by mail or by hand delivery — will be superseded by the vote that you cast at the meeting. Whether your proxy is submitted by the Internet, by phone, by mail or by hand delivery, if it is properly submitted and if you do not revoke it prior to the meeting, your shares will be voted at the meeting in the manner you indicate. To vote at the meeting, beneficial owners who are not also the record holder of their shares will need to contact the broker, trustee or nominee that holds their shares to obtain a "legal proxy" to bring to the meeting.

COMMONLY ASKED QUESTIONS AND ANSWERS

Why am I receiving this proxy statement and proxy card?

This proxy statement describes the proposals on which you, as a shareholder of BASi, are being asked to vote. It also gives you information on the proposals to be voted on at the Annual Meeting, as well as other information so that you can make an informed decision. You are invited to attend the Annual Meeting to vote on the proposals, but you do not need to attend in person in order to vote.

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Who can vote at the Annual Meeting?

Shareholders who owned common stock on January 28, 2019, the record date for the Annual Meeting, may attend and vote at the Annual Meeting. Each common share entitles its holder to one vote. There were 10,279,892 common shares outstanding on January 28, 2019.

What am I voting on?

We are asking you to elect two Class I directors to the Board of Directors of the Company, to ratify the appointment of RSM US LLP as the Company's independent registered public accountants for fiscal 2019, to approve, on an advisory basis, the compensation of the Company’s named executive officers and to approve, on an advisory basis, holding future advisory votes on the compensation of the named executive officers every third year.

What if I change my mind after I give my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Company’s Corporate Secretary at our corporate headquarters address listed on the Notice of Meeting);

•	Signing another proxy with a later date; or

•	Voting in person at the meeting.

Your proxy will not be revoked if you attend the meeting, but do not vote.

How many shares must be present to hold the meeting?

To hold the meeting and conduct business, a majority of BASi’s outstanding voting shares as of January 28, 2019 must be present in person or represented by proxies at the meeting. On January 28, 2019, a total of 10,279,892 common shares were outstanding and entitled to vote. Shares representing a majority of these votes, or 5,139,947 shares, must be present at the Annual Meeting, in person or by proxy, to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	They are voted via the Internet by following the instructions on the proxy card;

•	They are voted via the telephone by following the instructions on the proxy card;

•	They are voted in person at the meeting; or

•	They are voted by a properly executed proxy card delivered to the Company via mail or by hand delivery.

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are registered in your name, they will not be voted unless you vote by the Internet, by telephone, by submitting your proxy card via mail or hand delivery, or by voting in person at the meeting.

How will my shares be voted if they are held in “street name”?

If your shares are held in “street name,” you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. If you do not give your broker or nominee instructions as to how to vote your shares, they may not be voted, except on routine matters for which the broker or nominee may exercise discretionary authority under applicable rules. For purposes of the Annual Meeting the proposal to ratify RSM US LLP as our independent registered public accountants is the only routine matter to be considered. “Broker non-votes” will be counted for purposes of determining whether a quorum is present, but will generally have no effect on the proposals, because they are not considered votes cast.

How many votes must the nominees receive to be elected as Class I directors?

The Class I directors nominated for election will be elected by a plurality of the votes cast, meaning that the two persons receiving the highest number of “for” votes will be elected. Shares represented by your proxy will be voted “for” the election of the nominees recommended by BASi’s Board of Directors, unless you withhold authority for any nominee. Abstentions and broker non-votes are not counted for purposes of determining whether a nominee is elected.

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How many votes are required to approve the proposals to be voted on at the Annual Meeting other than the election of directors?

The proposals to ratify RSM US LLP as our independent registered public accountants, to approve, on an advisory basis, the compensation of the Company’s named executive officers and to approve, on an advisory basis, holding future advisory votes on the compensation of the named executive officers [every third year] will be approved if the number of votes cast for approval of the proposal exceeds the number of votes cast against approval of the proposal at the Annual Meeting. Abstentions and broker non-votes are not counted for purposes of determining whether these proposals have been approved.

Who will pay for this proxy solicitation?

We will bear the costs of soliciting proxies from our shareholders. These costs include preparing, assembling, printing, mailing and distributing the proxy statements, proxy cards and annual reports. We will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of common shares.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1 - ELECTION OF DIRECTORS

Required Vote and Board of Directors’ Recommendation

Under the Company's Second Amended and Restated Bylaws, the number of directors of the Company is to be fixed by resolution of the Board of Directors. The Board of Directors has set the number of directors at six. In accordance with Indiana law and the Company’s Second Amended and Restated Bylaws, the Company’s Board of Directors is divided into three classes: Class I, Class II and Class III, each class having a staggered term of three years. Each year the term of office of one Class expires. The terms of office of the Class I directors expire at the 2019 Annual Meeting.

Class I of the Board of Directors consists of two directors. The Board of Directors has nominated R. Matthew Neff and Robert Leasure, Jr., (the "Nominated Directors") to be reelected by the holders of the Company’s common shares, to serve as Class I Directors of the Company for a term expiring at the 2022 annual meeting of shareholders and until their successors are elected and qualified.

The nomination of the Nominated Directors was approved by the Company’s Nominating/Corporate Governance Committee and ratified by the Company’s Board of Directors. If elected, the Nominated Directors have consented to serve as directors of the Company.

The Board of Directors unanimously recommends that shareholders vote FOR the election of the Nominated Directors. Unless authority to vote for the Nominated Directors is withheld, the accompanying proxy will be voted FOR the election of the Nominated Directors; however, the persons designated as proxies reserve the right to cast votes for another person or persons designated by the Board of Directors in the event either or both of the Nominated Directors become unable to serve or for any reason will not serve. Proxies will not be voted for more than one nominee. If a quorum is present, the nominees receiving a plurality of the votes cast will be elected to the Board of Directors.

Nominated Directors

Please find certain information about the Nominated Directors directly below. The address for the Nominated Directors is in care of BASi, 2701 Kent Avenue, West Lafayette, IN 47906.

Name	Age	Position	Served as Director Since
R. Matthew Neff	63	Director	2017
Robert Leasure, Jr.	59	Director, President and CEO	2019

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Business Experience of the Nominated Directors

R. Matthew Neff was elected to the board on August 1, 2017. Mr. Neff is currently Of Counsel with Bingham Greenebaum Doll LLP, and is Senior Advisor to Evolution Capital Partners, a private equity firm. From August 2013 through June 2016, Mr. Neff served as Chairman, President and Chief Executive Officer of AIT Laboratories, a national toxicology lab headquartered in Indianapolis, Indiana. Mr. Neff joined AIT Laboratories after his tenure as President and Chief Executive Officer of CHV Capital, Inc., the venture capital subsidiary of Indiana University Health, a role he had held since 2007. Mr. Neff started his career as a practicing lawyer and Partner at Baker & Daniels. He then served as the Deputy to the Chairman of the Federal Housing Finance Board (now known as the Federal Housing Finance Agency) in the first Bush Administration. Thereafter, he became the co-founder and Chief Executive Officer of two Indianapolis companies: Circle Investors, an insurance holding company then chaired by former Vice President of the United States, Dan Quayle, and Senex Financial Corp., a healthcare receivables finance company. Mr. Neff currently serves on the Board of Directors of Fairbanks Addiction Treatment Center and was a member of Riley Children’s Foundation’s Board of Directors from January 2000 to November 2012. Mr. Neff earned his bachelor’s degree and graduated a Phi Beta Kappa from DePauw University. He also received his Juris Doctor degree from Indiana University. Mr. Neff’s legal expertise, financial acumen, knowledge of our industry and leadership background, including at AIT Laboratories, ideally situate him for service as a director.

Robert Leasure, Jr. was elected as President and Chief Executive Officer and as a director of the Company effective January 12, 2019. Mr. Leasure serves as the managing partner and president of LS Associates LLC (“LS”), a management and turnaround firm formed in 2002. From September of 2016 until Mr. Leasure’s election, the Company engaged LS as a financial consultant. Mr. Leasure's experience working with management teams in areas including strategic planning and implementation, problem solving, operations, mergers and acquisitions and financial transactions, and in particular Mr. Leasure’s experience leading the Company’s turnaround, well situate him for his role as President and Chief Executive Officer and as a director.

Remaining Members of the Board

The following table sets forth certain information regarding Richard A. Johnson, Ph.D., Wendy Perrow, Greg C. Davis, Ph.D. and John E. Sagartz, DVM, PhD, DACVP, BASi’s other directors. The address for each is in care of BASi, 2701 Kent Avenue, West Lafayette, Indiana 47906.

Name	Age	Position	Director Since

Class II Director serving until the 2020 Annual Meeting of Shareholders:
Richard A. Johnson, Ph.D.	73	Director	2012
Wendy Perrow	60	Director	2015

Class III Director serving until the 2021 Annual Meeting of Shareholders:
Gregory C. Davis, Ph.D.	65	Director	2017
John E. Sagartz, DVM, Ph.D., DACVP	54	Director, Chief Strategy Officer	2018

Business Experience of the Remaining Members of the Board

Richard A. Johnson, Ph.D. was elected as a director of the Company on May 9, 2012. Dr. Johnson is currently an executive scientific consultant. From 1990 to 2008, he served as Founder and President of AvTech Laboratories. Prior to founding AvTech Laboratories, he served in various positions with The Upjohn Company, including Senior Research Scientist, Manager of Product Control, Manager of Quality Assurance Product Support and Director of Strategic Planning. Dr. Johnson received his Bachelor of Science in Chemistry from the Illinois Institute of Technology and his Ph.D. in Chemical Physics from Michigan State University. Dr. Johnson brings to the Board of Directors knowledge and insight on scientific matters, stemming from his extensive experience in the pharmaceutical industry.

Wendy Perrow was elected as a director of the Company on December 10, 2015. Ms. Perrow is Chief Executive Officer at AsclepiX Therapeutics. Ms. Perrow joined AsclepiX Therapeutics in 2016 as Chief Executive Officer. Prior to joining AsclepiX Therapeutics, Ms. Perrow was Chief Executive Officer at Alba Therapeutics and held senior executive marketing positions with private and public pharmaceutical companies. From 2004 to 2007, she was Vice President of Marketing and Sales for Sigma-Tau Pharmaceuticals, Inc. From 1989 to 2003, Ms. Perrow held positions at Merck and Co., Inc. in marketing, marketing promotion, international business research analysis, training, and sales. Ms. Perrow began her career in a division of Johnson & Johnson. Ms. Perrow holds a bachelor’s degree from Eastern Illinois University and a Masters of Business Administration degree in finance and marketing from Duke University - The Fuqua School of Business. Ms. Perrow provides our Board of Directors with insight and perspective on marketing and leadership, stemming from her extensive experience and leadership in the pharmaceutical industry.

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Gregory C. Davis, Ph.D. was elected to the board on June 14, 2017. Dr. Davis currently runs his own consulting firm, which he founded in 2012, assisting companies with regulatory and control strategy and product development issues. In 2014, Dr. Davis joined Calibrium, LLC as Vice President of CMC, Regulatory, and Quality. Calibrium was developing novel biotherapeutics for the treatment of diabetes. The company was sold to Novo Nordisk in late 2015. From 1992 to 2012, Dr. Davis held various leadership positions at Eli Lilly in Biotechnology Product Development, Global Regulatory Affairs, Global Brand Teams, and Quality. Dr. Davis’ tenure at Eli Lilly included service as Chief Operating Officer of the Xigris Product Team. Xigris was the first biotechnology product ever approved for the treatment of severe sepsis. When Dr. Davis retired from Eli Lilly in December of 2012, he was Executive Director and Senior Principle Fellow in Global Regulatory Affairs. Dr. Davis has held numerous leadership positions within the Pharmaceutical Research and Manufacturers Association (PhRMA), the United States Pharmacopeia (USP), and the Biotechnology Industry Organization (BIO). He also served for five years as the PhRMA liaison to the International Conference on Harmonization (ICH) for Q5/Q6 Biotechnology topics. He coauthored several of the ICH guidances on registration standards for biotechnology products, which are still in use today. Dr. Davis received his bachelor’s degree from Southeast Missouri State University and his Ph.D. in Analytical Chemistry from Purdue University, studying under Dr. Peter Kissinger, founder of BASi. As Chairman of the Board, Dr. Davis provides the Board of Directors with significant industry and leadership experience.

John E. Sagartz, DVM, PhD, DACVP, joined the Company as part of the Company’s acquisition of Seventh Wave Laboratories on July 2, 2018. Following the acquisition, Dr. Sagartz joined BASi’s Board of Directors to help guide operations in order to provide broader solutions and greater scientific expertise to the Company’s clients. Dr. Sagartz began his career as a toxicologic pathologist at Searle/Monsanto in 1996, and held positions of increasing responsibility as section head, director, preclinical development site head, and fellow, following Monsanto’s merger with Pharmacia. After Pfizer’s acquisition of Pharmacia in 2003, Dr. Sagartz founded Seventh Wave Laboratories where he served as President and Chief Executive Officer, and Chief Strategy Officer. Dr. Sagartz is an adjunct associate professor of Comparative Medicine at St. Louis University’s College of Medicine and serves on the Board of Directors of the Missouri Biotechnology Association. He received his Bachelor of Science and Doctor of Veterinary Medicine degrees from Kansas State University and, after completing residency training in anatomic pathology, earned his Doctor of Philosophy from The Ohio State University. As a legacy executive of Seventh Wave Laboratories, Dr. Sagartz provides the Board with valuable insight regarding its operations, as well as scientific and management expertise generally.

Board Independence

The Board of Directors has determined that Gregory C. Davis, Ph.D., R. Matthew Neff, Richard A. Johnson, Ph.D., and Wendy Perrow have no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals meet the current independence requirements of the NASDAQ Marketplace Rules, as well as the independence requirements of the Securities and Exchange Commission (“SEC”).

Board Leadership Structure

On January 12, 2019, Robert Leasure, Jr. was elected as BASI’s President and Chief Executive Officer. The roles of Chairman and Chief Executive Officer have been split into two positions. The Board of Directors believes that separating these roles aligns the Company with best practices for corporate governance of public companies and accountability to shareholders. The Board also believes that this separation provides a leadership model that clearly distinguishes the roles of the Board of Directors and management. The separation of the Chairman and Chief Executive Officer positions has historically allowed our Chief Executive Officer to direct his or her energy towards operational and strategic issues while the non-executive Chairman focuses on governance and shareholders. The Company generally believes that separating the Chairman and Chief Executive Officer positions enhances the independence of the Board of Directors, provides independent business counsel for our Chief Executive Officer, and facilitates improved communications between Company management and members of the Board of Directors.

Oversight of Risk Management

It is management’s responsibility to manage our enterprise risks on a day-to-day basis. The Board of Directors is responsible for risk oversight by focusing on our overall risk management strategy and the steps management is taking to manage our risk. While the Board of Directors as a whole maintains ultimate oversight responsibility, the Board of Directors has delegated certain risk management oversight responsibilities to its various committees. The Audit Committee oversees management of market and operational risks that could have a financial impact, such as those relating to internal controls or liquidity. The Compensation Committee is responsible for overseeing risks related to our compensation programs, including structuring and reviewing our executive compensation programs, considering whether such programs are in line with our strategic objectives and incentivizing appropriate risk-taking. The Nominating/Corporate Governance Committee manages risks associated with governance issues, such as the independence of the Board of Directors and key executive succession.

In addition to its formal compliance programs, the Board of Directors encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations of the Company. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its long-term planning process.

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Committees and Meetings of the Board of Directors

The Board of Directors has established Compensation, Audit and Nominating/Corporate Governance Committees. Scheduled meetings are supplemented by frequent informal exchanges of information and actions taken by unanimous written consents without meetings.

No member of the Board of Directors attended fewer than 75% of the aggregate of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he or she was a member. Three of the four members of the Board of Directors at that time attended the 2018 Annual Meeting of Shareholders. All of the members of the Board of Directors are encouraged, but not required, to attend BASi’s annual meetings. The following chart shows the number of meetings of each of the committees of the Board of Directors and meetings of the Board of Directors at which a quorum was present:

Committee	Members	Meetings in fiscal 2018

Compensation	Wendy Perrow (Chair)	1
	Richard A. Johnson, Ph.D.
	Gregory C. Davis, Ph.D.

Audit	R. Matthew Neff (Chair)	4
	Wendy Perrow
	Richard A. Johnson, Ph.D.
	Gregory C. Davis, Ph.D.

Nominating/Corporate Governance	Richard A. Johnson, Ph.D. (Chair)	1
	Wendy Perrow
	Gregory C. Davis, Ph.D.

Board of Directors		12

The Compensation Committee is responsible for, among other matters, making recommendations to the Board of Directors with respect to:

•	compensation arrangements for the executive officers of BASi;
•	policies relating to salaries and job descriptions;
•	insurance programs;
•	benefit programs, including retirement plans; and
•	administration of the 2018 Equity Incentive Plan.

The Audit Committee is responsible for, among other matters:

•	reviewing with the auditors the scope of the audit work performed;
•	overseeing internal accounting controls;
•	reviewing financial reporting;
•	accounting personnel staffing; and
•	engaging, overseeing and, where necessary, discharging the independent registered public accounting firm.

The Nominating/Corporate Governance Committee is responsible for, among other matters:

•	receiving and reviewing recommendations for nominations to the Board of Directors; and
•	recommending to the Board of Directors individuals as nominees for election to the Board.

The Board of Directors has adopted a written charter for each of the Compensation Committee, the Audit Committee and the Nominating/Corporate Governance Committee, each of which can be found on our website at www.basinc.com. Compensation Committee, Audit Committee and Nominating/Corporate Governance Committee members are not employees of BASi and, in the opinion of the Board of Directors, are “independent” (as defined by applicable NASDAQ and SEC rules and regulations, including those pertaining to committee members). The Board of Directors has determined that R. Matthew Neff is an “audit committee financial expert” (as defined by Item 407(d)(5)(ii) of Regulation S-K) based upon, among other criteria, his professional experience, as described above under “Business Experience of Remaining Members of the Board”.

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Director Nominations

The Nominating/Corporate Governance Committee will consider for nomination as directors persons recommended by shareholders entitled to vote on the election of directors. Such recommendations must be made to the Board of Directors in writing and delivered to Bioanalytical Systems, Inc., Attention: Corporate Secretary, 2701 Kent Avenue, West Lafayette, Indiana 47906. There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating/Corporate Governance Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with business and other organizations comparable with BASi, the interplay of the candidate’s experience with that of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and to any of the committees of the Board of Directors. The Nominating/Corporate Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but the Nominating/Corporate Governance Committee does consider, among other things, a director nominee’s potential contribution to the diversity of background and experience of our Board of Directors, including with respect to age, gender, international background, race and specialized experience. The Nominating/Corporate Governance Committee will evaluate nominees for director submitted by shareholders in the same manner in which it evaluates other director nominees.

The Company’s Bylaws provide that nominations of persons for election to the Board of Directors may be made (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Company (1) who is a shareholder of record on the date of the giving of the relevant notice and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and (2) who complies with the notice procedures set forth in the Bylaws. For nominations to be made by a shareholder, the shareholder must deliver notice to Bioanalytical Systems, Inc., Attention: Corporate Secretary, 2701 Kent Avenue, West Lafayette, Indiana 47906 not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual shareholders meeting. Nominations must be received between November 21, 2019 and December 21, 2019 for consideration at the 2020 Annual Shareholders’ Meeting. Nominations must set forth, with respect to the person nominated, their name, age, business address and residence address, principal occupation or employment, class and number of shares of BASi which are owned beneficially or of record by the person, and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The shareholder making this proposal must state his, her or its name and record address, the class and number of shares of BASi which he, she or it owns beneficially or of record, a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Chair of the Nominating/Corporate Governance Committee or his or her designee shall have the authority to determine whether a nomination is properly made. No shareholder has properly nominated anyone for election as a director at the 2019 Annual Meeting.

Family Relationships

There are no family relationships among the directors and executive officers of BASi.

Certain Relationships and Transactions

The Board reviews transactions with related parties, if any, including those required to be disclosed under Item 404 of Regulation S-K. There were no transactions with parties who were then related parties in fiscal 2018 or 2017. On January 12, 2019, the Board of Directors elected Robert Leasure, Jr. as the Company’s President and Chief Executive Officer and as a director of the Company. Mr. Leasure serves as the managing partner and president of LS Associates LLC (“LS”), a management and turnaround firm formed in 2002. From September of 2016 until Mr. Leasure’s election, the Company engaged LS as a financial consultant and paid LS fees in the amount of $317,681.57 in fiscal 2018. Mr. Leasure’s interest in those fees amounts to approximately $238,261.

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Communications with the Board of Directors

Any shareholder who desires to contact members of the Board of Directors, including the non-management members as a group, may do so by writing to:

BASi Corporate Secretary

2701 Kent Avenue

West Lafayette, IN 47906

secretary@BASinc.com

The Corporate Secretary will collect all such appropriate communications and organize them by subject matter. Thereafter, each appropriate communication will be promptly forwarded to the relevant board committee chairperson according to the subject matter of the communication. Appropriate communications addressed to the non-management members as a group will be forwarded to each non-management member of the Board.

Communications with the Audit Committee

Any person who would like to contact the Company for the purpose of submitting a complaint regarding accounting, internal accounting controls, or auditing matters may do so via email, by writing to:

Chairman of the Audit Committee,

R. Matthew Neff

auditcommittee@BASinc.com

Upon receipt of a complaint, the Chairman of the Audit Committee will follow a review process and actions dictated in the Company’s Code of Business Conduct and Ethics to review and address the complaint. The Company’s Code of Business Conduct and Ethics applies to all of BASi’s directors, employees and officers. BASi’s Code of Business Conduct and Ethics is available on the Company’s website at www.basinc.com. We intend to disclose any changes in, or waivers from, our code of ethics applicable to any relevant officer on our website or by filing a Form 8-K with the SEC.

Non-Employee Director Compensation and Benefits

BASi's compensation package for non-employee directors is generally comprised of cash (annual retainers and board and committee meeting fees) and historically has included stock option awards. The annual pay package is designed to attract and retain highly-qualified, independent professionals to represent BASi's shareholders and reflect BASi's position in the industry. Actual annual pay varies among directors based on Board committee memberships, committee chair responsibilities and meetings attended. BASi has not adopted guidelines with respect to non-employee director ownership of common shares. Directors who are employees receive no additional compensation for their service on the Board.

Compensation for non-employee directors during fiscal 2018 consisted of the following:

Type of Compensation	Amount ($)
Annual retainer for Board membership	8,000
Annual retainer for director serving as Chairman of the Board	8,000
Annual retainer for director serving as Chair of the Audit Committee	5,000
Annual retainer for director serving as Chair of the Compensation Committee	2,500
Annual retainer for director serving as Chair of the Nominating/Corporate Governance Committee	1,500
Meeting fee for Board meeting, in person	1,000
Meeting fee for Board meeting, by phone	500
Committee meetings, non-Board meeting days, in person	500
Committee meetings, non-Board meeting days, by phone	250

For meetings of the standing Board committees held in conjunction with a meeting of the Board, no additional fees are paid.

Option Awards

The award disclosed under the heading "Option Awards" consists of the aggregate grant date fair value of the stock option awards granted in fiscal 2018 computed in accordance with FASB ASC Topic 718. The grant date fair value of the option awards may vary from the actual amount ultimately realized based on a number of factors. These factors include BASi's actual operating performance, common share price fluctuations, differences from the valuation assumptions used, the limited liquidity in the trading of the Company’s shares and the timing of exercise or applicable vesting. Assumptions used in the calculation of the grant date fair value are included in Note 9 in the Notes to Consolidated Financial Statements in BASi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

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Business Expenses

The directors are reimbursed for their business expenses related to their attendance at BASi meetings, including room, meals and transportation to and from Board and committee meetings.   Directors are also encouraged to attend educational programs related to Board issues and corporate governance, which are reimbursed by the Company.

Non-Employee Directors' Compensation Table

The following table shows information regarding the compensation of BASi's non-employee directors for fiscal 2018.

DIRECTOR COMPENSATION FOR FISCAL 2018
Name (1)	Fees paid in cash ($)	Option Awards (2) ($)	All Other Compensation ($) (3)	Total ($)
Gregory C. Davis, Ph.D.	25,833	15,200	330	41,363
R. Matthew Neff	20,667	15,200	3,301	39,168
Richard A. Johnson, Ph.D.	19,000	15,200	476	34,676
Wendy Perrow	20,000	15,200	427	35,627

(1)	Total options outstanding for each director at fiscal year-end 2018 were as follows: 25,000 outstanding options for Dr. Johnson, 10,000 outstanding options for Dr. Davis, 10,000 outstanding options for Mr. Neff and 10,000 outstanding options for Ms. Perrow.
(2)	Stock option awards granted to non-employee directors on October 27, 2017 with an exercise price of $1.94 per share and a grant date fair value of $1.52 per share. Assumptions used in the calculation of the grant date fair value are included in Note 9 in the Notes to consolidated financial Statements in BASi’s Annual Report on From 10-K for the fiscal year ended September 30, 2018.
(3)	Reimbursement for travel expenses associated with Board meetings and for participation at conferences.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any existing or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that BASi specifically incorporates it by reference into a filing.

The Audit Committee of the Board operates under a written charter, which is reviewed periodically and was most recently amended in January, 2017. The Audit Committee is comprised of four non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the NASDAQ Marketplace Rules, as well as the independence requirements of the SEC. In the opinion of the Board of Directors, Mr. Neff meets the criteria for an “audit committee financial expert” as set forth in applicable SEC rules.

BASi’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. BASi’s independent registered public accounting firm, RSM US LLP (“independent auditors”), is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

The function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities relating to the integrity of BASi’s accounting policies, internal controls and financial reporting. The Audit Committee reviews BASi’s quarterly and annual financial statements prior to public earnings releases and submissions to the SEC; reviews and evaluates the performance of our independent auditors; consults with the independent auditors regarding internal controls and the integrity of the Company’s financial statements; assesses the independence of the independent auditors; and is responsible for the selection of the independent auditors. In this context, the Audit Committee has met and held discussions with members of management and the independent auditors. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management has also represented to the Audit Committee that the Company’s internal controls over financial reporting were effective as of the end of the Company’s most recently-completed fiscal year.

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The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 114 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting process and internal controls. The Audit Committee has also discussed with the Company’s independent auditors the overall scope and plans for the annual audit and reviewed the results of the audit with management and the independent auditors.

In addition, the Audit Committee has discussed the independent auditors’ independence from the Company and its management, including the matters in the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence. The Audit Committee has also considered whether the provision of any non-audit services (as discussed under “Fees of Independent Registered Public Accountants”) would impact the independence of the auditors.

The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and independent auditors.

In reliance on the reviews and discussions referred to in this report and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2018, be filed with the SEC.

AUDIT COMMITTEE

R. Matthew Neff (Chairman)

Gregory C. Davis, Ph.D.

Wendy Perrow

Richard A. Johnson, Ph.D.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed RSM US LLP (“RSM”) as the Company’s independent registered public accountants for the fiscal year ending September 30, 2019. We are asking our shareholders to ratify RSM as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of RSM to our shareholders for ratification as a matter of good corporate practice.

The proposal will be approved if a quorum is present and more shares represented in person or by proxy and entitled to vote on this item at the Annual Meeting are voted for approval of the proposal than are voted against approval of the proposal. Abstentions and broker non-votes will not count for purposes of determining whether this proposal has been approved.

The Board unanimously recommends that shareholders vote “FOR” ratification of the appointment of RSM US LLP as the Company’s independent registered public accountants for fiscal 2019.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Selection of Independent Registered Public Accountants

The Company’s Audit Committee has engaged RSM as the Company’s independent registered public accounting firm for the audit of the consolidated financial statements since the fiscal year ended September 30, 2013.

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Representatives of RSM are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions concerning the audit of the Company’s financial statements.

Fees of Independent Registered Public Accountants

The approximate aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

	2018	2017
Audit Fees –
Aggregate fees for annual audit, quarterly reviews	$280,000	$224,000

Audit Related Fees -
Aggregate fees for assurance and related services	$83,000	$—

Tax Fees -
Income tax services related to compliance with tax laws	$—	$—

All Other Fees -	$—	$—

There were no fees for services other than the above paid to the Company’s independent registered public accountants.

BASi’s policies require that the scope and cost of all work to be performed for BASi by its independent registered public accountants must be approved by the Audit Committee. Prior to the commencement of any work by the independent registered public accountants on behalf of BASi, the independent registered public accountants provide an engagement letter describing the scope of the work to be performed and an estimate of the fees. The Audit Committee and the Chief Financial Officer must review and approve the engagement letter and the estimate before authorizing the engagement. All fees were reviewed and approved by the Audit Committee and the Chief Financial Officer during fiscal 2018 and 2017. Where fees charged by the independent registered public accountants exceed the estimate, the Audit Committee must review and approve the excess fees prior to their payment.

PROPOSAL 3 – ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act”, provides that the Company’s shareholders have the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission’s rules.

The Company’s executive compensation programs are designed to attract, motivate and retain talented executives. In addition, the programs are structured to create an alignment of interests between the Company’s executives and shareholders so that a material portion of each executive’s compensation is linked to maximizing shareholder value. Please read the “Compensation of Executive Officers” section of this proxy statement for additional details about the Company’s executive compensation philosophy and programs, including information about fiscal 2018 compensation of the Company’s named executive officers. The Compensation Committee of the Board of Directors continually reviews the Company’s compensation programs to ensure they achieve the desired objectives.

The Company seeks your advisory vote on the compensation of the Company’s named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee will review the voting results and consider them, along with any specific insight gained from shareholders of the Company and other information relating to the shareholder vote on this proposal, when making future decisions regarding executive compensation.

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The proposal will be approved if a quorum is present and more shares represented in person or by proxy and entitled to vote on this item at the Annual Meeting are voted for approval of the proposal than are voted against approval of the proposal. Abstentions and broker non-votes will not count for purposes of determining whether this proposal has been approved.

The Board recommends that shareholders vote “FOR” the approval of the compensation of the Company’s named executive officers as described in this proxy statement.

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also provides that the Company’s shareholders have the opportunity to indicate how frequently the Company should seek an advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, such as Proposal 3 above. By voting on this proposal, shareholders may indicate whether they would prefer that the advisory vote on the compensation of the Company’s named executive officers occur once every one, two, or three years.

After careful consideration of this Proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every third year is the most appropriate alternative for the Company. The Company believes that holding advisory votes on named executive officers compensation every three years provides our shareholders an opportunity to monitor and evaluate the effectiveness of significant changes to and the long-term components of the Company’s executive compensation program (which often require more than a single year to evaluate). The Company is also cognizant of the fact that a triennial vote has historically been preferred by certain large institutional investors. Additionally, an advisory vote every three years on executive compensation is consistent with the Company’s policy of seeking informal input from, and engaging in discussions with, the Company’s shareholders on corporate governance matters and executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal. The option of one year, two years or three years that receives the highest number of votes cast by the shareholders will be the frequency for the advisory vote on executive compensation that has been recommended by the shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company, the Board of Directors may decide that it is in the best interests of the Company and its shareholders to hold an advisory vote on executive compensation that differs from the option that received the highest number of votes from the Company’s shareholders.

The Board of Directors recommends that you vote “FOR” a three-year interval for the advisory vote on the compensation of the Company’s named executive officers.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee and Compensation Methodology

During fiscal 2018, the Compensation Committee of the Board of Directors was responsible for administering the compensation and benefit programs for BASi's team members, including its executive officers. The Compensation Committee annually reviews and evaluates cash compensation and stock option award recommendations from management along with the rationale for such recommendations, as well as summary information regarding the aggregate compensation provided to BASi's executive officers other than the President and Chief Executive Officer. The Compensation Committee examines these recommendations in relation to BASi's overall objectives and makes compensation recommendations to the Board for final approval. The Compensation Committee also sends to the Board for approval its recommendations on compensation for the President and Chief Executive Officer, who does not participate in the decisions of the Board as to his compensation package, although BASi operated without a President and Chief Executive Officer during fiscal 2018.

BASi's executive compensation practices are affected by the highly competitive nature of the biotechnology industry and the location of BASi's executive offices in West Lafayette, Indiana. The fact that West Lafayette, Indiana is a small city in a predominantly rural area can present challenges to attracting executive talent from other industries and parts of the country. However, the favorable cost of living in this area and the small number of competitive employers in this market, enable the Company to pay generally lower salaries than its competitors for comparable positions. The Company has also recruited a number of key employees from Purdue University, particularly for scientific and technical responsibilities.

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The Company has historically developed compensation packages for BASi's executive officers that meet each of the following three criteria: (1) market compensation levels competitive with companies of similar size, geographic characteristics and performance to BASi; (2) performance-based "at risk" pay; and (3) shareholder-aligned incentives that are structured to create alignment between the shareholders and executives with respect to short-term and long-term objectives.

On February 7, 2013, the Board of Directors approved an Annual Incentive Bonus Plan (“AIBP”) for all salaried and hourly employees of BASi, including BASi’s Named Executive Officers or “NEOs”. This AIBP has been established in order to align all participants with the annual goals and objectives of the Company and to create a direct link between compensation and the annual financial and operational performance of the Company. Under the terms of the AIBP, salaried and hourly employees, including the NEOs, were eligible to receive performance-based incentive bonuses based on the Company’s achievement of specific EBITDA levels for the fiscal years ended September 30, 2018 and 2017, respectively, as well as the individual’s accomplishment of specific performance goals. In fiscal 2017, our NEOs earned AIBP bonuses as specified in the Summary Compensation Table below, while in fiscal 2018, no AIBP bonuses were earned by the NEOs.

Compensation Risks

The Company has considered the components of the Company's compensation policies and practices. We believe that risks arising from our compensation policies and practices for our employees, including our executive officers, are not likely to have a material adverse effect on us. In addition, the committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risk.

The Company has reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking. It concluded that:

•	The combination of base salary and incentive compensation, including annual incentive compensation and long-term incentive compensation, reduces the significance of any one particular compensation element.

•	Vesting periods for equity compensation awards, which historically have consisted of option grants, encourages long-term perspectives among award recipients.

•	The Company's performance goals are appropriately set in order to avoid targets that, if not met, result in a large percentage loss of compensation.

•	Our system of internal control over financial reporting, among other controls, reduce the likelihood of manipulation of our financial performance to enhance payments under incentive compensation plans.

Based on the foregoing, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on BASi.

Employment Agreements

During fiscal 2018 BASi had an employment agreement with Ms. Blumhoff and retention and severance agreements with Ms. Blumhoff and Mr. Downing. The Company also entered into an employment agreement with Mr. Leasure in connection with his election as President and Chief Executive Officer of the Company in fiscal 2019.

Employment Agreement with Mr. Leasure

Effective January 12, 2019, Mr. Leasure was elected President and Chief Executive Officer and as a director of the Company. His base salary is $22,500 per month with a targeted annual incentive of up to 33% of his base salary. In connection with his election, the Company entered into an Employment Agreement (the “Leasure Employment Agreement”) with Mr. Leasure. Pursuant to the Leasure Employment Agreement, Mr. Leasure agrees to serve as the President and Chief Executive Officer of the Company for a term ending on December 31, 2019, subject to extension for successive one-year periods thereafter upon the mutual agreement of the parties. Under the Leasure Employment Agreement, Mr. Leasure is entitled to (a) receive an initial base salary at a rate of $270,000 per year, (b) have an annual incentive opportunity of up to 33% of his base salary for the year, (c) receive a cash bonus in the annual amount of $45,000, payable quarterly based upon the achievement of Board-approved Company goals, and (d) vacation in accordance with Company policy and reimbursement for ordinary and necessary business expenses. Mr. Leasure is also entitled to participate in the Company’s benefit plans and programs provided to Company executives generally, subject to eligibility requirements and other terms and conditions of those plans. Also under the terms of the Leasure Employment Agreement and under the Company’s 2018 Equity Incentive Plan (the “Plan”), on the first day of his employment, Mr. Leasure received (i) an inducement grant of 34,615 common shares of the Company, (ii) 10,000 restricted common shares of the Company and (iii) options to purchase 55,000 of the Company’s common shares. The restricted common shares and stock options are subject to vesting and forfeiture, including in the event of Mr. Leasure’s termination by the Company for cause or Mr. Leasure’s resignation other than for good reason (each as defined in the Leasure Employment Agreement).

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The Leasure Employment Agreement provides for certain non-competition, non-solicitation and confidentiality undertakings. Should Mr. Leasure’s employment be terminated by reason of Mr. Leasure’s death, by the Company without cause or in the event of Mr. Leasure’s disability (as defined in the Leasure Employment Agreement), or by Mr. Leasure for good reason, Mr. Leasure or his estate would be entitled to his base salary and a prorated portion of his annual incentive award for the year in which termination occurs, in each case through the effective date of the termination of his employment. If Mr. Leasure’s employment is terminated by the Company other than for cause, or by Mr. Leasure for good reason, in either case within 12 months after a change in control (as defined in the Plan) (i) the Company would pay to Mr. Leasure in a lump sum, as severance compensation, an amount equal to one times his base salary then in effect plus one times his annual incentive compensation paid for the Company’s last calendar year, (ii) all unvested outstanding options to purchase the Company’s common shares, unvested awards of restricted stock and unvested awards of restricted stock units held by Mr. Leasure would vest immediately prior to the termination and, in the case of any such options, remain exercisable for a period of 30 days following the effective date of the termination, and (iii) Mr. Leasure would be entitled to receive, a pro-rata portion of the number of performance shares that would have been earned by Mr. Leasure if the performance conditions related thereto were satisfied at the target level for such awards and Mr. Leasure had been employed on the date required to earn such shares.

Employment Agreement with Ms. Blumhoff

Effective May 9, 2016, Jill C. Blumhoff was appointed as Chief Financial Officer and Vice President of Finance. In connection with her appointment, the Company and Ms. Blumhoff entered into an employment agreement (the "Blumhoff Employment Agreement") effective May 13, 2016. The term of the Blumhoff Employment Agreement extended through April 30, 2018, subject to automatic renewal for successive one-year terms unless either party gives the other written notice of their intent to terminate the Blumhoff Employment Agreement at least 90 days before the end of the then current term. The Blumhoff Employment Agreement provides that Ms. Blumhoff’s base salary is at least $12,500 per month. Ms. Blumhoff is also eligible for an annual cash bonus based upon the Company's Annual Incentive Bonus Compensation Program or successor plans thereto.

Per the terms of the Blumhoff Employment Agreement, Ms. Blumhoff is entitled to the benefits provided under her retention and severance agreement, as described below. In addition, under the Blumhoff Employment Agreement, (i) if Ms. Blumhoff’s terminates her employment for "good reason" (as defined in the Blumhoff Employment Agreement) she would be entitled to monthly reimbursement of COBRA premiums, if any, for a period of six months and, if such termination takes place outside of in the context of a "Change in Control" (as defined and governed by her retention and severance agreement), Ms. Blumhoff would be entitled to (a) six months base salary at her then current salary payable in equal bi-weekly installments over the six month period following the termination date and (b) a pro-rated portion of the annual bonus she was eligible for, if any, for the completed portion of any fiscal year in which the termination date occurs and (ii) if Ms. Blumhoff’s employment is terminated by the Company "without cause" (as defined in the Blumhoff Employment Agreement), in addition to the compensation payable under her retention and severance agreement, Ms. Blumhoff would be entitled to (a) a pro-rated bonus for the completed portion of the fiscal year in which the termination occurs and (b) monthly reimbursement of COBRA premiums, if any, for a period of six months. In exchange for these arrangements, Ms. Blumhoff has agreed not to solicit the Company's customers or employees for a period of two years following the date of her termination or resignation.

Employment Agreement with Dr. James S. Bourdage

On June 2, 2014, Dr. James S. Bourdage joined BASi as the Vice President of Bioanalytical Services. His base salary is $14,166.67 per month with a targeted AIBP payout of 30% of base salary. Dr. Bourdage is also eligible to participate in all employee benefit plans which are generally made available to employees of the Company, subject to the eligibility, qualification, waiting period and other terms and conditions of such plans as they shall be in effect from time to time

Effective May 4, 2018, Dr. Bourdage retired from his position. The Company and Dr. Bourdage agreed to a Retirement Agreement and Release of All Claims that provided Dr. Bourdage a retirement benefit in the form of salary continuation for a period of six (6) months from the effective date of the Retirement Agreement.

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Retention and Severance Agreements with Ms. Blumhoff, Mr. Downing and Dr. Bourdage

On November 13, 2015, each of Ms. Blumhoff, Dr. Bourdage and Mr. Downing entered into respective retention and severance agreements with BASi. The terms of each agreement extended through December 31, 2017, subject to automatic renewals for successive one-year terms unless either party gives the other written notice of their intent to terminate such agreement at least 30 days before the end of the then current term. Under each agreement, if the officer’s employment is terminated other than for "Good Cause" or due to "Disability" (each as defined in the agreement), including within twenty-four months following a "Change in Control" (as defined in the agreement), if the officer resigns for "Good Reason" (as defined in the agreement) within twenty-four months following a Change in Control, or if the Company gives notice of its intention not to renew the agreement, then the Company shall (a) pay to the officer accrued pay and benefits earned through the date of termination of employment, subject to the terms and conditions of such benefits; and (b) pay the officer, as compensation for loss of office, six months base salary at his or her then current salary in equal bi-weekly installments over the six-month period following the date of termination. In addition, with respect to triggering terminations or resignations following a Change in Control, (a) all outstanding unvested Company options, restricted stock or stock units held by the officer as of the termination that would have vested in accordance with their terms prior to the first anniversary of the termination would immediately vest, with any such options remaining exercisable for a period of 30 days thereafter and (b) the officer would be entitled to receive, at the time when a payout with respect to any performance shares held by such officer as of the termination would otherwise have been made, a pro-rata portion of the number of such performance shares that would have been earned by the officer in accordance with the terms thereof had he or she remained employed on the date required to earn such shares.

Fiscal 2018 Summary Compensation Table

For fiscal 2018, our Named Executive Officers or “NEOs” were Philip A. Downing, Jill C. Blumhoff and Dr. James Bourdage. The following narrative, tables and footnotes describe the "total compensation" earned by the Company’s NEOs during fiscals 2018 and 2017. Individual components of the total compensation calculation reflected in the Summary Compensation Table are broken out below:

Salary. Base salary earned during fiscal 2018 and 2017. The terms of Ms. Blumhoff’s employment agreement governed her base salary.

Bonus. The amount presented under the Nonequity incentive plan compensation column for Mr. Downing, Ms. Blumhoff and Dr. Bourdage represent an accrued bonus related to the Company’s AIBP for fiscal 2017. No bonuses were paid or accrued in fiscal 2018 for any NEO.

Option Awards. The award disclosed under the heading "Option Awards" consists of the aggregate grant date fair value of the stock option awards granted in fiscal 2018 to Mr. Downing and Ms. Blumhoff computed in accordance with FASB ASC Topic 718. The grant date fair value of the option award may vary from the actual amount ultimately realized by Mr. Downing and Ms. Blumhoff based on a number of factors. The factors include BASi's actual operating performance, common share price fluctuations, differences from the valuation assumptions used, the limited liquidity in the trading of the Company’s shares and the timing of exercise or applicable vesting. Assumptions used in the calculation of the grant date fair value are included in Note 9 in the Notes to Consolidated Financial Statements in BASi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

All Other Compensation. The amounts included under “All Other Compensation” are described in the footnotes to the table.

SUMMARY COMPENSATION TABLE
Name	Principal Position	Year	Salary ($)	Nonequity Incentive Plan Compensation ($)		Option Awards ($) (1)		All Other Compensation ($)	Total ($)

Philip A. Downing (2)	Senior Vice President,	2017	173,063	51,981	(3)	-		-	225,044
	Nonclinical Services	2018	201,250	-		30,440	(4)	-	231,690

Jill C. Blumhoff (5)	Chief Financial Officer,	2017	151,250	45,433	(6)			-	196,683
	Vice President of Finance	2018	166,875	-		30,440	(7)	-	197,315

James Bourdage, Ph.D. (8)	Vice President of	2017	175,684	8,789	(9)	-		-	184,473
	Bioanalytical Services	2018	178,602	-		-		-	178,602

(1)	Represents the aggregate grant date fair value of the stock option award granted in fiscal 2018 in accordance with FASB ASC Topic 718.
(2)	Mr. Downing was promoted to Vice President of Preclinical Services on March 11, 2015 and to Senior Vice President of Preclinical Services on March 8, 2017.
(3)	Bonus related to the AIBP for fiscal 2017.
(4)	Grant date fair value of new grant on October 27, 2017 for 20,000 options on common shares, vesting 40% on October 27, 2018, 30% on October 27, 2019 and 30% on October 27, 2020.
(5)	Ms. Blumhoff was promoted to Chief Financial Officer and Vice President of Finance on May 13, 2016.
(6)	Bonus related to the AIBP for fiscal 2017.
(7)	Grant date fair value of new grant on October 27, 2017 for 20,000 options on common shares, vesting 40% on October 27, 2018, 30% on October 27, 2019 and 30% on October 27, 2020.
(8)	Dr. Bourdage was hired on June 2, 2014, as Vice President of Bioanalytical Services. He retired on May 4, 2018.
(9)	Bonus related to the AIBP for fiscal 2017.

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Outstanding Equity Awards at Fiscal Year-End Table

BASi has awarded stock options to members of its senior management and other BASi team members. The terms of these awards typically provide for vesting over a defined period of time; however, the Compensation Committee and the Board generally have the ability to alter, and occasionally do alter, the vesting schedule to meet specific objectives. The options expire if not exercised within ten years from the date of grant. The following table shows the equity awards granted to BASi's NEOs that were outstanding as of the end of BASi's 2018 fiscal year. Dr. Bourdage had no options outstanding at the end of fiscal 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL 2018 YEAR-END
OPTION AWARDS

	Number of Securities Underlying Unexercised Options
Name	(#) Exercisable	(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Philip A. Downing	500	—		1.40	January 16, 2023
	7,500	2,500	(1)	2.00	March 13, 2025
	8,000	12,000	(2)	1.94	October 26, 2025

Jill C. Blumhoff	7,500	2,500	(3)	1.70	September 15, 2025
	6,666	3,334	(4)	0.94	May 13, 2026
	8,000	12,000	(5)	1.94	October 26, 2025

(1)	Options on 2,500 shares vest on March 13, 2019.
(2)	Options on 6,000 shares vest on October 27, 2019 and 6,000 shares vest on October 27, 2020.
(3)	Options on 2,500 shares vest on September 15, 2019.
(4)	Options on 3,334 shares vest on May 13, 2019.
(5)	Options on 6,000 shares vest on October 27, 2019 and 6,000 shares vest on October 27, 2020.

Equity Compensation Plan Information

BASi maintains the Bioanalytical Systems, Inc. 2018 Equity Incentive Plan (the “Plan”), which amended and restated the Company’s 2008 Stock Option Plan. The following table gives information about equity awards under the Plan and its predecessor as of the end of fiscal 2018.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under the Equity Compensation Plan *

Equity compensation plans approved by security holders	286,100	$1.78	814,984

Equity compensation plans not approved by security holders	15,000	$0.86	-
TOTAL	301,100	$1.73	814,984

*Excluding securities reflected in first column.

For additional information regarding the Plan, please see Note 9 in the Notes to Consolidated Financial Statements in BASi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

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PRINCIPAL SHAREHOLDERS

Common Stock

The following table shows, as of January 28, 2019, the number of common shares owned by our directors, executive officers named in the Summary Compensation Table above, our current directors and executive officers as a group, and beneficial owners known to us to hold more than 5% of our outstanding common shares. As of January 28, 2019, there were 10,279,892 common shares outstanding.

Name	Shares Owned		%
Peter T. Kissinger (1)	1,275,767		12.4
Candice B. Kissinger(2)	1,275,767		12.4
Estate of Seth W. Hamot (3)	636,621		6.2
Kimberly L. Sagartz (4)	632,475		6.2
John E. Sagartz (5)	617,625		6.0
Robert Leasure, Jr. (6)	60,715		*
Philip A. Downing (6)	36,765	(7)	*
Richard A. Johnson, Ph.D. (6)	29,000	(8)	*
Jill C. Blumhoff (6)	23,477	(9)	*
R. Matthew Neff (6)	19,000	(10)	*
Gregory C. Davis, Ph.D. (6)	9,000	(11)	*
Wendy Perrow (6)	4,000	(12)	*
SW Chrysalis, LLC	1,500,000	(13)	14.6

8 Executive Officers and Directors as a group	799,582		7.8

* Less than 1%

(1)	Dr. Kissinger’s shares owned beneficially include 427,547 shares over which he has sole voting and dispositive power, 595,910 shares over which he shares voting and dispositive power with his spouse and 252,310 shares over which his spouse has sole voting and dispositive power, including 1,354 shares indirectly held by Ms. Kissinger as custodian for the benefit of their children. The address for Dr. Kissinger is 111 Lorene Place, West Lafayette, Indiana 47906. The information is based on a Form 13D/A filed with the Securities and Exchange Committee on January 29, 2010.
(2)	Ms. Kissinger’s shares owned beneficially include 252,310 shares over which she has sole voting and dispositive power, including 1,354 shares indirectly held by Ms. Kissinger as custodian for the benefit of their children, 595,910 shares over which she shares voting and dispositive power with her spouse and 427,547 shares over which her spouse has sole voting and dispositive power. The address for the Ms. Kissinger is 111 Lorene Place, West Lafayette, Indiana 47906. The information is based on a Form 13D/A filed with the Securities and Exchange Committee on January 29, 2010.
(3)	The last reported address for Mr. Hamot was 222 Berkeley Street, 17th floor, Boston, Massachusetts, 02116.
(4)	Kimberly L. Sagartz is the indirect beneficial owner of 632,475 shares as a result of her ownership of 42.165% of the outstanding equity of SW Chrysalis, LLC. SW Chrysalis, LLC directly beneficially owns 1,500,000 of the Company’s common shares.
(5)	John E. Sagartz is the indirect beneficial owner of 617,625 shares as a result of his ownership of 41.175% of the outstanding equity of SW Chrysalis, LLC. SW Chrysalis, LLC directly beneficially owns 1,500,000 of the Company’s common shares.
(6)	Addresses are in care of BASi at 2701 Kent Avenue, West Lafayette, Indiana 47906.
(7)	Shares owned include 16,000 shares underlying exercisable stock options as of January 28, 2019.
(8)	Shares owned include 19,000 shares underlying exercisable stock options as of January 28, 2019.
(9)	Shares owned include 22,166 shares underlying exercisable stock options as of January 28, 2019.
(10)	Shares owned include 4,000 shares underlying exercisable stock options as of January 28, 2019.
(11)	Shares owned include 4,000 shares underlying exercisable stock options as of January 28, 2019.
(12)	Shares owned include 4,000 shares underlying exercisable stock options as of January 28, 2019.
(13)	The address for SW Chrysalis, LLC is 19 Worthington Access Drive, Maryland Heights, MO 63043.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of BASi’s Common Shares and any other person subject to section 16(a) with respect to BASi to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of BASi’s Common Shares and other equity securities. On the basis of information available to us, we believe that all filing requirements were met for fiscal 2018.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Shareholders desiring to submit proposals to be included in the Proxy Statement for the 2020 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be required to submit them to the Company in writing on or before October 7, 2019, provided however, that if the date of the 2020 Annual Meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Any such shareholder proposal must also be in proper in form and substance, as determined in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Shareholders who intend to nominate individuals for election to the Board of Directors must comply with the advance notice provisions specified under the "Director Nominations" section above. The mailing address of the principal offices of BASi is 2701 Kent Avenue, West Lafayette, Indiana 47906.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors of BASi has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for any reason will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of BASi.

By Order of the Board of Directors,

Jill C. Blumhoff
Chief Financial Officer, Vice President of Finance, Secretary

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IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on March 20, 2019. Vote by Internet • Go to www.envisionreports.com/BASI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Using a BLACK INK pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. • Follow the instructions provided by the recorded message X Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3, and 3 YRS for Proposal 4. 1. Election of Directors: For Withhold 01 – R. Matthew Neff 02 – Robert W. Leasure, Jr. For Against Abstain 3. Say on Pay – An advisory vote on the approval of executive compensation. B Non-Voting Items Change of Address — Please print your new address below. For Against Abstain 2. Proposal to ratify RSM US LLP as the Company’s independent registered public accountants for fiscal 2019. 1 Yr 2 Yrs 3 Yrs Abstain 4. Say When on Pay – An advisory vote on the approval of the Frequency of Shareholder votes on executive compensation. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. + C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. 01ZHYA Signature 1 — Please keep signature within the box. 1UPX Signature 2 — Please keep signature within the box. +

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Bioanalytical Systems Inc. Notice of 2019 Annual Meeting of Shareholders Principal Executive Offices of BASi 2701 Kent Avenue, West Lafayette, IN 47906 Proxy Solicited by Board of Directors for Annual Meeting - March 20, 2019 at 10:00 a.m. Jill Blumhoff is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bioanalytical Systems, Inc. to be held on March 20, 2019 at 10:00 a.m. or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR the nominees in Proposal 1, FOR Proposals 2 and 3, and 3 YRS for Proposal 4. In her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)